Exhibit 10.1

2000 LONG-TERM INCENTIVE PLAN

1.         Purpose. The purpose of this 2000 Long-Term Incentive Plan (the “Plan”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2.         Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards as are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)        “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b)        “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(e)        “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

(f)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(g)        “Full-Value Award” means any Award granted under the Plan other than (i) an Option that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Fair Market Value of the Stock subject thereto as determined on the date of grant of the Award or (ii) an SAR that is based solely on the appreciation of the Stock underlying the Award from the Fair Market Value of the Stock as determined on the date of grant of the Award.

(h)        “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i)        “ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

(j)         “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

(k)        “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(l)        “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(m)       “Stock” means the Company’s common stock, and such other securities as may be substituted for Stock pursuant to Section 4.

(n)        “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.

3.         Administration.

(a)        Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)         to select persons to whom Awards may be granted;

(ii)        to determine the type or types of Awards to be granted to each such person;

(iii)      to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)       to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)        to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi)       to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii)      to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)     to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)       to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x)        to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, (ii) a subcommittee of the Committee or the Board composed solely of two or more directors who are (a) “non-employee directors” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and (b) “outside directors” within the meaning of Treasury Regulation section 1.162-27 under Code section 162(m), shall perform the functions of the Committee for purposes of granting awards to directors who are not employed by the Company, Parent or any Subsidiary, and (iii) the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b)        Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c)        Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.          Stock Subject to Plan.

(a)        Amount of Stock Reserved. The aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 3,500,000; provided, however, that no more than 5% of such authorized shares may be issued pursuant to Full-Value Awards that do not satisfy the vesting requirements set forth in Section 7(g) of the Plan. Awards made under this Plan which are forfeited (including a repurchase or cancellation of shares of Stock subject thereto by the Company in exchange for the price, if any, paid to the Company for such shares, or for their par value or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

(b)        Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c)        Adjustments. In the event of any recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the outstanding Stock as a class, then the Committee shall equitably adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a) and 4(b), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

5.         Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6.          Specific Terms of Awards.

(a)        General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b)        Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i)        Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, such exercise price may not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date of grant of such Option.

(ii)       Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)      Termination of Employment. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his employment relationship with the Company, its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment, and (y) if such termination of employment is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

(iv)       Sale of the Company. Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes a wholly-owned Subsidiary of any corporation, all Options outstanding under the Plan shall terminate, unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

(v)        Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c)        Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

(i)        Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii)       Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a change in control of the Company may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d)        Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

(i)        Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii)       Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii)      Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)       Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)        Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

(i)        Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)       Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f)        Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g)        Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)        Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7.          Certain Provisions Applicable to Awards.

(a)        Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)        Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c)        Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)        Rule 16b-3 Compliance.

(i)        Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(ii)       Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e)        Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f)        Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

(1)	Annual return on capital;
(2)	Annual earnings or earnings per share;
(3)	Annual cash flow provided by operations;
(4)	Increase in stock price;
(5)	Changes in annual revenues; and/or
(6)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

(g)        Vesting for Full-Value Awards. Other provisions of the Plan notwithstanding, (i) no Full-Value Award issued under the Plan that is performance-based shall fully vest within one (1) year from the date of grant of such Full-Value Award, (ii) no Full-Value Award issued under the Plan that is service-based shall fully vest within three (3) years from the date of grant of such Full-Value Award, and (iii) the Committee may not waive such vesting periods except in the case of death, disability, retirement, change in control or termination without cause (the occurrence of any such event shall be determined by the Committee or the Board, as applicable); provided, however, the Committee or the Board may issue Full-Value Awards that are not subject to the restrictions set forth in this Section 7(g)(i) – (iii) so long as the aggregate number of such Full-Value Awards does not exceed the limit for such Awards as set forth in Section 4(a) of the Plan.

8.      General Provisions.

(a)        Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. In addition, the Company may adopt policies that impose restrictions on the timing of exercise of Options, SARs or other Awards (e.g., to enforce compliance with Company-imposed black-out periods).

(b)        Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c)        No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.

(d)        Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e)           Changes to the Plan and Awards.

(i)        The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, (subject to Section 4(c)) without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

(ii)       Other provisions of the Plan notwithstanding, as to any Award granted as an Option to purchase shares of Stock or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles, without the prior approval of the Company’s stockholders.

(f)        No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)        Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)        Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)        No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)         Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)        Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board; provided, however, that if approval of such adoption by the Company’s shareholders is not obtained within 12 months of the date of such adoption, the Plan shall terminate ab initio, and any Awards then outstanding shall be canceled.